Confidential Treatment has been granted for portions of this exhibit. The copy filed herewith omits certain information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.2

Execution Version

AMENDMENT NO. 1 TO LICENSE AGREEMENT

This Amendment No. 1 to License Agreement (this “Amendment”) is made as of December 13, 2016, by and among Opiant Pharmaceuticals, Inc. (formerly known as Lightlake Therapeutics Inc.), a Nevada corporation (“Opiant”), and Adapt Pharma Operations Limited, an Irish limited company (“Adapt”). Opiant and Adapt are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not defined herein have the meanings given to them in the License Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into a License Agreement, dated as of December 15, 2014 (including the exhibits and schedules thereto, the “License Agreement”), pursuant to which Opiant licenses to Adapt certain intellectual property rights to develop and commercialize Products in accordance with the terms and conditions set forth therein;

WHEREAS, Section 11.9 of the License Agreement provides that no amendment or modification to the License Agreement shall be binding upon the Parties unless in writing and duly executed by authorized representations of both Parties; and

WHEREAS, the Parties desire to amend, modify and supplement the License Agreement in the manner specified in this Amendment.

NOW, THEREFORE, for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Amendment to Lightlake References.  Each instance of “Lightlake” appearing in the Agreement, including where such word is used as part of other defined terms, but excluding instances where such word is used as part of “Lightlake Therapeutics Inc.”, is hereby replaced with “Opiant”.

2.          Amendment to Section 1.11 of the License Agreement. Section 1.11 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“1.11         “Commercial Sublicensee” means a Sublicensee to whom Adapt has granted a right to offer for sale, have sold or sell one or more Products in all or a portion of the Territory including exclusive distributors, but excluding (i) Persons who Manufacture Product(s) or any element thereof and sell such Product(s) only to or at the direction of Adapt, Sublicensees or any of their respective Affiliates, (ii) wholesalers, (iii) pharmacies, (iv) Persons comprising the First Responder Market, (v) any Person performing third party logistics or warehousing services on behalf of Adapt or its Affiliates or Sublicensees, and (vi) any other Person who does not have any obligation to make an upfront, milestone, royalty or similar payment with respect to the applicable Products.”

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.          Amendment to Section 1.30 of the License Agreement.  Section 1.30 of the License Agreement is hereby amended by deleting clause (i) thereof and replacing such clause (i) with the following:

“(i) is sold by a Third Party (or any of such Third Party’s direct or indirect licensees or sublicensees) that is not a licensee or a Commercial Sublicensee of Adapt or its Affiliates (A) in the United States, under an Abbreviated New Drug Application (ANDA), (B) in the European Union, pursuant to a provision of Articles 10, 10a or 10b of Parliament and Council Directive 2001/83/EC as amended (including an application under Article 6.1 of Parliament and Council Regulation (EC) No 726/2004 that relies for its content on any such provision), or (C) in any other country or jurisdiction, pursuant to all equivalents of such provisions”.

4.          Amendment to Section 3.3.1(b) of the License Agreement. Section 3.3.1(b) of the License Agreement is hereby amended by (a) deleting the phrase “recall,” from the first sentence thereof and (b) deleting the word “such” from the second sentence thereof.

5.          Amendment to Section 3.5.2 of the License Agreement. Section 3.5.2 of the License Agreement is hereby amended by deleting the first sentence thereof and replacing such sentence with the following:

“Once a Product receives all requisite Regulatory Approvals in the United States necessary to Commercialize such Product therein, Adapt shall use Commercially Reasonable Efforts to Commercialize such Product in the United States.”

6.          Amendment to Section 3.6.2 of the License Agreement. Section 3.6.2 of the License Agreement is hereby amended by deleting the words “and Commercial Sublicensees” from the first sentence thereof.

7.          Amendment to Section 4.3.1 of the License Agreement. Section 4.3.1 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“4.3.1           Right to Grant Sublicenses.  Adapt shall have the right to grant Sublicenses (through multiple tiers of Sublicensees).  Adapt shall cause each Sublicensee to comply with the applicable terms and conditions of this Agreement.  Adapt shall remain responsible for the performance of its Affiliates and Sublicensees that are granted Sublicenses as permitted herein, and the grant of any such Sublicense shall not relieve Adapt of its obligations under this Agreement.  With respect to any such Sublicense, Adapt shall ensure that the agreement pursuant to which it grants such Sublicense (i) does not conflict with the terms and conditions of this Agreement and (ii) contains terms obligating the Sublicensee to comply with confidentiality and non-use provisions consistent with those set forth in this Agreement.  With respect to any such Sublicense to a Commercial Sublicensee that grants such Commercial Sublicensee rights to Commercialize a Product in the United States, Adapt shall use Commercially Reasonable Efforts to ensure that the agreement pursuant to which it grants such Sublicense contains (A) terms obligating such Commercial Sublicensee to permit Opiant rights of inspection, access, and audit substantially similar to those provided to Opiant in this Agreement and (B) terms relating to intellectual property and data ownership consistent with those set forth in this Agreement.  With respect to any such Sublicense to a Commercial Sublicensee that grants such Commercial Sublicensee rights to Commercialize a Product in the United States, Adapt shall ensure that the agreement pursuant to which it grants such sublicense contains an exclusivity provision consistent with that contained in Section 4.6.2.  A copy of any Sublicense agreement with a Commercial Sublicensee executed by Adapt shall be provided to Opiant within fourteen (14) days after its execution; provided that the financial terms of any such Sublicense agreement may be redacted to the extent not pertinent to an understanding of a Party’s obligations or benefits under this Agreement.”

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.          Amendment to Section 4.3.2 of the License Agreement. Section 4.3.2 of the License Agreement is hereby amended by replacing the first instance of the word “In” therein with the following:  “Subject to the provisions of Section 10.11, in”.

9.          Amendment to Section 4.6.2 of the License Agreement. Section 4.6.2 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“4.6.2           During the term of any agreement pursuant to which a Commercial Sublicensee is granted a Sublicense to sell a Product in the United States or have a Product sold in the United States, other than as contemplated by this Agreement, each Party shall cause such Commercial Sublicensee not to (i) directly or indirectly, develop, commercialize or manufacture any Competing Product in the United States, or (ii) license, authorize, appoint, or otherwise enable any Third Party to directly or indirectly, develop, commercialize or manufacture any Competing Product in the United States.”

10.         Amendments to Article 6 of the License Agreement.

(a)          Section 6.3 of the License Agreement is hereby amended by adding a new Section 6.3.4 thereto, immediately after Section 6.3.3, as follows:

“6.3.4           Commercial Sublicensees. Anything to the contrary herein notwithstanding, Adapt shall have the right to assign its rights and delegate its obligations under this Section 6.3 with respect to Patents in any country or territory outside the United States to any Commercial Sublicensee to whom Adapt has granted a right to sell the Product in such country or territory. In such event, Adapt shall remain responsible for ensuring that such Commercial Sublicensee performs any such delegated obligations in accordance with the terms of this Section 6.3, as applicable.”

(b)          Section 6.4 of the License Agreement is hereby amended by adding a new Section 6.4.5 thereto, immediately after Section 6.4.4, as follows:

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“6.4.5           Commercial Sublicensees. Anything to the contrary herein notwithstanding, Adapt shall have the right to assign its rights and delegate its obligations under Sections 6.4.2 and Section 6.4.3 with respect to actual or suspected infringement or misappropriation in any country or territory outside the United States to any Commercial Sublicensee to whom Adapt has granted a right to sell the Product in such country or territory. In such event, Adapt shall remain responsible for ensuring that such Commercial Sublicensee performs any such delegated obligations in accordance with the terms of Section 6.4.2 and 6.4.3, as applicable.”

(c)          Section 6.5 of the License Agreement is hereby amended by adding the words “As between the parties,” immediately prior to the first occurrence of “Adapt” therein.

11.         Amendment to Section 7.5 of the License Agreement. Section 7.5 of the License Agreement is hereby amended by deleting the phrase “and Lightlake shall be provided with a copy of any such Publication in advance of public publication or presentation thereof and Adapt shall consider in good faith any comments Lightlake may have with respect thereto” from the second sentence thereof.

12.         Amendments to Article 10 of the License Agreement.

(a)          Section 10.3 of the License Agreement is hereby amended by adding the following as a new final sentence thereof:  “Notwithstanding the foregoing, in no event shall Opiant have the right to terminate this Agreement on the basis of any breach of any term hereof by a Sublicensee or attributable to the action or inaction of a Sublicensee.”

(b)          Section 10.4 of the License Agreement is hereby amended by deleting the words “or Commercial Sublicensees” and “or Commercial Sublicensee” therein.

(c)          Section 10.6 of the License Agreement is hereby amended by replacing the first instance of the word “In” therein with the following:  “Subject to Section 10.11, in”.

(d)          Section 10.6.5 of the License Agreement is hereby deleted in its entirety and replaced with the following:

“10.6.5          at Opiant’s request and subject to the terms of any applicable third party agreement, assign to Opiant all right, title and interest of Adapt in each Product Trademark at Adapt’s expense; and”.

(e)          Section 10.10 of the License Agreement is hereby amended by adding “, Section 10.11” after “Section 10.10” in clause (i) thereof.

(f)          Article 10 of the License Agreement is hereby amended by adding the following after Section 10.10 thereof:

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“10.11   Step-In Rights.  If this Agreement is properly terminated by Opiant pursuant to Sections 10.3, 10.4 or 10.5, then, provided that such Commercial Sublicensee is not then in material breach of the agreement pursuant to which its Sublicense has been granted (the “Sublicense Agreement”), any Commercial Sublicensee may (in its sole discretion), within thirty (30) days of receiving notice of such termination, upon written notice to Opiant and Adapt, elect to become a direct licensee of Opiant under rights and terms equivalent to the rights and terms of such Sublicense Agreement, effective from and after the effective date of such termination of this Agreement; provided that such Commercial Sublicensee shall not have any rights greater than the rights granted to Adapt under this Agreement and Opiant shall have no obligations under such Sublicense Agreement to such Commercial Sublicensee in excess of its obligations to Adapt. In the event that this Section 10.11 is invoked in respect of a particular Commercial Sublicensee, the references to Sublicensees and Commercial Sublicensees in Sections 10.6.3 and 10.6.4 shall thereupon be deemed not to refer to such Commercial Sublicensee in respect of which this Section 10.11 is invoked. If requested by Adapt, Opiant shall enter into a reasonable and customary letter agreement with any Commercial Sublicensee and Adapt containing terms consistent with this Section 10.11 and other terms reasonably acceptable to Opiant, Adapt and such Commercial Sublicensee.”

13.         Amendment to Section 11.8.2 of the License Agreement. Section 11.8.2 of the License Agreement is hereby amended by replacing the address for notice of Opiant set forth therein with the following:

If to Opiant, to:

Opiant Pharmaceuticals, Inc.

401 Wilshire Blvd., 12th Floor
Santa Monica, CA 90401
Attention: CEO
Facsimile: 1-917-322-2105

With a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1650 Market Street, Suite 4900

Philadelphia, PA 19103

Attention: Fahd M.T. Riaz

Facsimile: 1-215-606-2069

14.         Amendment to Section 11.12 of the License Agreement.  Section 11.12 of the License Agreement is hereby amended by replacing the word “Covenants” therein with the following:  “Except as otherwise provided in Section 10.11 hereof, covenants”.

15.         Possible Future Amendments.  If requested by Adapt in connection with the granting of a Sublicense to a Commercial Sublicensee in respect of Europe and/or the United Kingdom, the Parties shall promptly negotiate in good faith additional amendments to the License Agreement necessary to implement the changes to the financial terms of the License Agreement that are contemplated on Exhibit A to this Amendment, or such other terms as the Parties may mutually agree upon in good faith.

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

16.         References in the License Agreement. All references in the License Agreement to “this Agreement” shall mean the License Agreement as amended by this Amendment.

17.         Limitation of Amendment and Affirmation of License Agreement. Except as expressly provided herein, this Amendment shall not be deemed to be a waiver or modification of any term, condition or covenant of the License Agreement. Any conflict between the terms herein and in the License Agreement shall be governed by the terms of this Amendment. Except as expressly amended hereby, all terms and conditions set forth in the License Agreement are hereby affirmed by the Parties and shall remain in full force and effect.

18.         Incorporation by Reference. The provisions of Sections 11.3.1, 11.4, 11.5, 11.6, 11.7, 11.8, 11.10, 11.11, 11.12, 11.13, 11.14, 11.16 and 11.18 of the License Agreement are hereby incorporated by this reference, mutatis mutandis, as if the provisions were fully set forth herein.

[Signature Page Follows]

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Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, this Amendment is hereby executed by the authorized representatives of the Parties as of the date first written above.

OPIANT PHARMACEUTICALS, INC.

By:		/s/ Roger Crystal
	Name:	Roger Crystal
	Title:	Chief Executive Officer

ADAPT PHARMA OPERATIONS LIMITED

By:		/s/ David Brabazon
	Name:	David Brabazon
	Title:	Director

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

In the event that Adapt proposes to enter into an agreement with a Commercial Sublicensee who would Exploit a Product in the European Union and/or the United Kingdom (as applicable, “Europe”), at Adapt’s request, the Parties will negotiate in good faith to amend the License Agreement as necessary to implement the terms described below.

Term	Addition or Modification
Revenue sharing	Opiant (or its designee) would share in royalties, milestone payments and payments for any supplied Product, less all costs incurred in generating such European revenues (including, amongst others, development, regulatory, licensing, safety, supply and distribution costs attributable to Europe) received by Adapt from a Sublicensee in Europe (“Europe Net Revenues”) based on the following:

• ****% of all such amounts, up to $**** of cumulative revenue; and
• ****% of all such amounts in excess of $**** million in cumulative revenue.

In the event that Opiant (or its designee) does not receive the $**** milestone contemplated by Section 5.2.4 of the License Agreement, then the $**** threshold contemplated above shall be reduced to $****.

Amounts comprising Europe Net Revenues and revenues earned by any Sublicensee in Europe would be excluded for purposes of determining Net Sales on which Opiant (or its designee) would otherwise be entitled to royalties under the License Agreement, subject to the provisions set forth below in Global Sales Milestones and Royalty Tiers.

Adapt shall make the revenue share payments in respect of the Europe Net Revenues to Opiant (or its designee) on a Calendar Quarter basis in accordance with the terms of Section 5.6 of the License Agreement and any other written instructions agreed to by Adapt.

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “****”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Term	Addition or Modification
Global Sales Milestones and Royalty Tiers	Europe Net Revenues received by Adapt from any Sublicensee in Europe would be included for purposes of determining Net Sales giving rise to sales-based milestones pursuant to Section 5.3.1 of the License Agreement and for purposes of determining royalty tiers set forth in Section 5.4.1 of the License Agreement. Sublicensee revenues in Europe would be excluded for purposes of such determinations.

The $75 million Annual Net Sales Milestone Threshold specified in Section 5.3.1 of the License Agreement would be changed to $74 million.

The $200 million Annual Net Sales Milestone Threshold specified in Section 5.3.1 of the License Agreement would be changed to $185 million.